Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-180615 on Form S-1 of Bloomin’ Brands, Inc. of our report dated April 6, 2012 relating to the consolidated financial statements and financial statement schedule of Bloomin’ Brands, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

July 6, 2012